As filed with the Securities and Exchange Commission on June 13, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BRERA HOLDINGS PLC
(Exact name of registrant as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connaught House, 5th Floor, One Burlington Road, Dublin 4, Ireland	DO4 C5Y6
(Address of Principal Executive Offices)	(Zip Code)

Brera Holdings Public Limited Company 2022 Equity Incentive Plan
(Full title of the plan)

Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, NY 10168 (800) 221-0102

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Louis A. Bevilacqua, Esq.

Bevilacqua PLLC

1050 Connecticut Ave., N.W., Suite 500

Washington, DC  20036

(202) 869-0888

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Brera Holdings PLC (the “Registrant”) to register 2,000,000 additional class B ordinary shares, $0.005 nominal value per share, of the Company (the “Class B Ordinary Shares”) with respect to the Brera Holdings PLC 2022 Equity Incentive Plan, as amended by the First Amendment thereto (the “Plan”), which is in addition to the 2,000,000 Class B Ordinary Shares previously registered on the Company’s Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on February 2, 2023 (File No. 333-269535) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those registered under the Prior Registration Statement and is being filed in accordance with General Instruction E to Form S-8 regarding the registration of additional securities under the Plan. Pursuant to such instruction, the contents of the Prior Registration Statement are hereby incorporated by reference in and made part of this Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below or the specific exhibits attached hereto. Also pursuant to General Instruction E to Form S-8, the filing fee is being paid only with respect to the 2,000,000 Class B Ordinary Shares not previously registered.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the Commission on May 15, 2025, and the Amendment No. 1 to the Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the Commission on May 28, 2025;

(2)	The Registrant’s Reports on Form 6-K furnished to the SEC on May 23, 2025, June 4, 2025, and June 10, 2025; and

(3)	The description of the Registrant’s Class B Ordinary Shares contained in the Company’s Registration Statement on Form 8-A (File No. 001-41606) filed with the Commission January 26, 2023, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Constitution of Brera Holdings PLC (incorporated by reference to Exhibit 3.2 to Registration Statement on Form F-1 filed on November 4, 2022)
5.1*	Legal Opinion of Philip Lee LLP
23.1*	Consent of Reliant CPA PC
23.2*	Consent of TAAD LLP
23.3*	Consent of Philip Lee LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this registration statement)
99.1	Brera Holdings PLC 2022 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to Registration Statement on Form S-8 filed on February 2, 2023)
99.2	First Amendment to Brera Holdings PLC 2022 Equity Incentive Plan (incorporated by reference to Exhibit 4.30 to Form 20-F filed on May 15, 2025)
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on June 13, 2025.

BRERA HOLDINGS PLC

By:	/s/ Pietro Bersani
Pietro Bersani Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Pietro Bersani and Daniel Joseph McClory, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Pietro Bersani	Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial and Accounting Officer) and Director	June 13, 2025
Pietro Bersani

/s/ Daniel Joseph McClory	Executive Chairman and Director	June 13, 2025
Daniel Joseph McClory

/s/ Abhi Mathews	Chief Information Officer and Director	June 13, 2025
Abhi Mathews

/s/ Alberto Libanori	Director	June 13, 2025
Alberto Libanori

/s/ Christopher Paul Gardner	Director	June 13, 2025
Christopher Paul Gardner

/s/ Fabio Scacciavillani	Director	June 13, 2025
Fabio Scacciavillani

/s/ Giuseppe Pirola	Head of Volleyball Operations and Director	June 13, 2025
Giuseppe Pirola

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Brera Holdings PLC has signed this registration statement or amendment thereto in New York on June 13, 2025.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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